Exhibit 5.1

[SULLIVAN & CROMWELL LLP LETTERHEAD]

September 19, 2011

First Niagara Financial Group, Inc.,

726 Exchange Street,

Suite 618,

Buffalo, New York 14210.

Ladies and Gentlemen:

We are acting as counsel to First Niagara Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”). The Registration Statement registers (i) shares of common stock of the Company, par value $0.01 per share (the “Common Shares”); (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Shares”); (iii) depositary shares representing Preferred Shares (the “Depositary Shares”); (iv) debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”); (v) purchase contracts with respect to Common Shares, Preferred Shares or Debt Securities (the “Purchase Contracts”); (vi) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); and (vii) units comprised of one or more of the foregoing (the “Units”, and together with the Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Purchase Contracts and the Warrants, the “Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1) Common Shares. When the Registration Statement has become effective under the Act, when the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation and when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Shares will be validly issued, fully paid and non-assessable. The Common Shares covered by the opinion in this paragraph include any Common Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

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(2) Preferred Shares. When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of designations with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and when the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares will be validly issued, fully paid and nonassessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares that may be represented by Depositary Shares or may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the Preferred Shares represented by the Depositary Shares have been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Shares in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Debt Securities. When the Registration Statement has become effective under the Act, when indentures (including supplemental indentures, as applicable), relating to the Debt Securities have been duly authorized, executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, as applicable (the “Applicable Indenture”), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the Applicable Indenture and issued and sold as contemplated in the Registration Statement, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The debt securities covered by the opinion in this

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paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when the Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(6) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(7) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporate Law of the State of Delaware as in effect on the date of this letter, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any later date.

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We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that each indenture has been duly authorized, executed and delivered by the trustee thereunder, an assumption which we have not independently verified, and that the governing documents under which the Securities are to be issued, as well as the Purchase Contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP